SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 19, 2011

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	33-0489154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Senior Vice President and Chief Financial Officer

On August 19, 2011, the Board of Managers of Ministry Partners Investment Company, LLC (the “Company”) appointed Susan B. Reilly, age 55, to serve as the Company’s Senior Vice President and Chief Financial Officer.  Since December 2007, Ms. Reilly has been serving as the Company’s Vice President of Finance and Principal Accounting Officer.

Prior to joining the Company, Ms. Reilly served as Controller for Pacific Rim Capital, a private equity investment firm. Before joining that firm in 2007, she served as Senior Vice President and Treasurer for East West Bank. Prior to joining East West Bank in 2004, Ms. Reilly served as Treasurer for Catalina Restaurant Group. Before joining that company in 2003, she worked for Parson Consulting Group. Ms. Reilly holds a Bachelor of Science Degree from the University of California Riverside. She completed post-graduate work at California State Fullerton and attended the University of Southern California - Marshall School of Business - East West Bank Leadership Program.

Ms. Reilly does not have any family relationships with any of the Company’s managers or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.  Although the Company has not entered into any employment agreement with Ms. Reilly, it is anticipated that the Company and Ms. Reilly will enter into the Company’s standard indemnification agreement for its managers and executive officers.

The Company issued a press release on August 26, 2011, announcing Ms. Reilly’s promotion.

Appointment of Senior Vice President and Chief Credit Officer

On August 19, 2011, the Board of Managers of the Company appointed Harold D. Woodall as Senior Vice President and Chief Credit Officer.  Mr. Woodall has been serving as the Company’s Vice President of Lending since May, 2007.

Mr. Woodall previously served as Vice President for Lending Services at the California Baptist Foundation from 1996 to 2006, where he was responsible for the general management of a $130 million loan fund, including origination of over $500 million in church and ministry loans during that period. Mr. Woodall’s background experience also includes commercial lending, medical equipment manufacturing, real estate sales, oil and gas production and agribusiness consulting. Mr. Woodall is a graduate of Oklahoma State University in Stillwater Oklahoma with a B.S. in Agricultural Economics.

Mr. Woodall does not have any family relationships with any of the Company’s managers or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.  Although the Company has not entered into any employment agreement with Mr. Woodall, it is anticipated that the Company and Ms. Reilly will enter into the Company’s standard indemnification agreement for its managers and executive officers.

The Company issued a press release on August 26, 2011, announcing Mr. Woodall’s promotion.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits

The following exhibit is attached herewith:

99.1	Press Release Dated August 26, 2011
99.1	Press Release Dated August 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 26, 2011	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC

/s/ Billy M. Dodson
Billy M. Dodson
President and Chief Executive Officer